AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 1996
                                                   REGISTRATION NO. 333-4145
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 2
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                   -----------

                          STORAGE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                            02-0450593
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)           Identification Number)

              11 RIVERSIDE DRIVE, NASHUA, NEW HAMPSHIRE 03062-1373
                                 (603) 880-3005
(Address, including zip code,  and telephone  number,  including  area code,  of registrant's principal executive offices)

                     THEODORE J. GOODLANDER, President & CEO
                          STORAGE COMPUTER CORPORATION
                               11 RIVERSIDE DRIVE
                        NASHUA, NEW HAMPSHIRE 03062-1373
                                 (603) 880-3005
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             Thomas A. Wooters, Esq.
                                Peabody & Arnold
                                 50 Rowes Wharf
                                Boston, MA 02110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|


                                   -----------
If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest or reinvestment plans, check the following box: |X|



                         CALCULATION OF REGISTRATION FEE


                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO          OFFERING PRICE       AGGREGATE          AMOUNT OF
        TO BE REGISTERED                    BE REGISTERED (1)       PER SHARE        OFFERING PRICE    REGISTRATION FEE
- ---------------------------------           -----------------     -------------      ---------------   ----------------



Common Stock, $.001 par value per share.....    143,038(2)           $12.88(2)         $1,842,329(2)      $635(2)




- ----------
(1) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low per share sales prices of the Common Stock of Storage Computer Corporation reported on the American Stock Exchange on July 30, 1996. This Registration Statement covers the maximum number of shares of the Registrant's Common Stock issuable pursuant to the Registration Statement.

(2) The Company has increased the number of shares it is registering under this Registration Statement on Form S-3 from 2,175,162 shares of Common Stock to 2,318,200 shares of Common Stock, and accordingly, is paying an additional filing fee of $635.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



================================================================================





                          STORAGE COMPUTER CORPORATION
             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                    INFORMATION REQUIRED BY ITEMS OF FORM S-3



Registration Statement
Item and Heading                                                           Location in Prospectus
- ----------------                                                           ----------------------

1.     Forepart of the Registration Statement and Outside
       Front Cover Page of Prospectus.......................................Outside Front Cover Page

2.     Inside Front and Outside Back Cover Pages of Prospectus..............Inside Front and Outside Back Cover Pages

3.     Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges............................................The Company; Risk Factors

4.     Use of Proceeds......................................................Not Applicable

5.     Determination of Offering Price......................................Outside Front Cover Page

6.     Dilution.............................................................Not Applicable

7.     Selling Security Holders.............................................Selling Stockholders

8.     Plan of Distribution.................................................Outside Front Cover Page; Plan of Distribution

9.     Description of Securities to be Registered...........................Incorporation of Certain Information by Reference

10.    Interests of Named Experts and Counsel...............................Legal Matters; Experts

11.    Material Changes.....................................................Not Applicable

12.    Incorporation of Certain Information by Reference....................Incorporation of Certain Information by Reference

13.    Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities.......................................Not Applicable








                                   PROSPECTUS
                                   ----------
                                2,318,200 SHARES
                                 OF COMMON STOCK



                          STORAGE COMPUTER CORPORATION

                                   ----------


         This Prospectus relates to the sale of 2,318,200 shares (the "Securities") of Common Stock of Storage Computer Corporation ("SCC" or the "Company") by the holders of the Securities who are named as the Selling Stockholders herein. See "Selling Stockholders" and "Plan of Distribution." This Prospectus also covers such additional shares as may be issuable with respect to shares covered by this Prospectus in the event of a stock dividend, stock split, recapitalization or other changes in Common Stock of the Company.


         The last sale price of the Common Stock on July 30, 1996, as reported on the American Stock Exchange, was $12.75.

         The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders."

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".



         THE SHARES OF SCC COMMON STOCK TO BE ISSUED IN THE OFFERING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



- -----------




                              AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. The summaries and descriptions of documents in this Prospectus are not necessarily complete. The Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and copies of such information can be obtained from the public reference section of the Commission at prescribed rates. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and documents incorporated by reference therein. See "Incorporation of Certain Information by Reference" herein.

         The Company is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, file reports, proxy statements and other information with the Commission. Information, as of particular dates, concerning directors and officers, their compensation, options granted to them, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information, including the Registration Statement, may be inspected and copied at the Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, as well as the following regional offices: 75 Park Place, 14th Floor, New York, New York 10007; 50 West Madison Street, Chicago, Illinois, 60661-2511; and Suite 500, East Museum Square Building, 5757 Wilshire Boulevard, Los Angeles,
California 90036-3648; and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

         1. Annual Report on Form-10KSB/A for the fiscal year ended December 31, 1995;

         2. Quarterly Report on Form-10QSB for the calendar quarter ended June 30, 1996;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.






         No person has been authorized to give any information or to make any representation other than as contained herein in connection with these matters, and if given or made, such information or representation must not be relied upon as having been authorized by SCC. Neither the delivery hereof nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered by this Prospectus or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

         The Company will provide without charge to each person, including beneficial owner, to whom a prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference herein, other than exhibits to such documents. Such requests should be addressed to: Storage Computer Corporation, 11 Riverside Street, Nashua, New Hampshire 03062-1373, Attn: Michael Willett, Director of Investor Relations, telephone (603) 880-3005.


         The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. From time to time, information provided by the Company or statements made by its directors, officers or employees may contain "forward-looking" information subject to numerous risks and uncertainties. Any statements made in this Registration Statement, including any statements incorporated herein by reference (see "Incorporation of Certain Information by Reference") that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the Company's market and customers, the Company's objectives and plans for future operations and products and the Company's expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and, accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the Company's products; the rate of growth in the industries of the Company's products; the presence of competitors with greater technical, marketing and financial resources; the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; capacity and supply constraints or difficulties; and the Company's ability to successfully expand its operations. For a further discussion of these and other significant factors to consider in connection with forward-looking statements, reference is made to the discussion in this Registration Statement under the heading "Risk Factors."








                                   THE COMPANY

         Storage Computer Corporation ("SCC" or the "Company"), was organized in 1991 as a Delaware corporation. The Company's principal executive offices and worldwide headquarters are located at 11 Riverside Street, Nashua, New Hampshire 03062. The Company's telephone number is (603) 880-3005.


         The Company designs, manufactures, markets and supports standards-based, high performance, fault tolerant data storage solutions critical to success in client/server, online transaction processing (OLTP), large database, multimedia, video-on-demand and high volume imaging applications. SCC markets products based on its patented RAID 7( technology, which combines specialized proprietary software and state-of-the-art industry standard hardware to provide an open system solution for the data storage market. The Company pioneered the concept of the RAID Level 7 solutions, and this technology incorporates several proprietary architectural features, such as an asynchronous hardware design and a real-time embedded operating system, that permit data storage systems which offer speed and fault tolerance at a competitive price/performance ratio compared to others available on the market.


                                  RISK FACTORS

         The Securities offered hereby involve a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

Limited Operating History of SCC. SCC sold its first RAID 7 system in April 1992. While the Company has achieved significant sales growth, it is still in the expansion stage of its marketing efforts. The Company believes that in order to sustain its marketing efforts and achieve sales which would enable it to be profitable in the long term and to compete effectively in its chosen marketplace, it will have to intensify its sales and marketing efforts in the near term, which will involve significant expense and the usual strains on management caused by rapid expansion. Given the Company's limited operating history, it is not possible to predict whether the Company will be able to continue to fund and manage the necessary expansion of its marketing and sales efforts in order to achieve long-term growth and profitability. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with the rapid expansion of a high-technology business. These include, but are not limited to, competition, the need to expand customer support capabilities and marketing expertise, and setbacks in product development and market acceptance.

Dividend Policy. SCC has not paid or declared any dividends on its Common Stock since its inception and expects that earnings in the foreseeable future will be retained to finance the continuing rapid development of its business. The payment of any future dividends will be at the discretion of SCC's Board of Directors and will depend upon, among other things, future earnings, the success of SCC's business activities, regulatory and capital requirements, the general financial condition of SCC and general business conditions. SCC's current bank line of credit prohibits the Company from paying any cash dividends without the bank's consent.

Limited Public Trading Market. Currently, a limited established public trading market exists for SCC Common Stock. The sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price for the Company's Common Stock.

Limited Product History. The hardware and software components of certain of the Company's newer storage subsystem products have performed to their specifications in simulations under test conditions and at customer sites. However, because of the limited period of their use and the limited configurations in which they have been tested at customer sites, there can be no assurance that they will perform to specifications under all conditions or for all applications. If such components fail to meet such specifications, the Company may be required either to enhance or improve one or more hardware or software components of the storage system, which could lead to a delay in market acceptance of its products or to perform warranty and/or service obligations which could adversely affect profits. Any significant hardware or software reliability problems would have a material adverse effect on the Company's business and prospects.

Limited Market Acceptance. SCC's RAID and Stealth Cache products are based on designs which have not yet received widespread acceptance in the market for commercially available storage systems. Prospective customers may require a longer evaluation period for these products than for storage systems marketed by more established companies. SCC's sales and marketing strategy contemplates sales of its storage systems for both technical and commercial applications. There can be no assurance that the Company will be able to penetrate either storage market, to any significant extent, or in the time frames sufficient to assure its success. The failure of the Company to penetrate these storage markets on a timely basis would have a materially adverse impact upon its operations and prospects. Large computer users may be slow to adopt new products for use in their core applications, particularly systems that entail significant capital investment. In addition, the Company's products could be subject to export controls imposed by the United States Government, which could create delays in the widespread introduction of the Company's systems in international markets. Any significant delay in market acceptance of the Company's products could result in the marketing of the Company's products at a time when their cost and performance characteristics are not competitive.

Foreign Sales. Approximately, 57%, 53% and 61% of SCC's revenues during its fiscal years ended December 31, 1993, 1994 and 1995, respectively, were derived from sales made outside of the United States. SCC's profitability and financial condition are materially dependent on the success of its foreign sales efforts. In general, SCC's foreign sales are subject to certain inherent risks, including unexpected changes in regulatory and other legal requirements, tariffs and other trade barriers, longer accounts receivable payment cycles and the possibility of increased difficulty in collection of accounts receivable, difficulty in the management of foreign operations, potentially adverse tax consequences including restrictions on the repatriation of earnings, and the burdens of compliance with a wide variety of foreign laws. Currency transaction gains or losses on conversion to United States dollars from foreign sales denominated in foreign currencies may also contribute to fluctuations in SCC's results of operations. There can be no assurance that these factors will not have an adverse impact on SCC's future foreign sales and, consequently, on SCC's operating results. SCC does not presently engage in the hedging of foreign currencies or similar activities.

Dependency on Developing New Products and Technological Change. The market for storage products is characterized by rapidly changing technology, product obsolescence and evolving industry standards. The continued success of the Company will depend upon its ability to enhance existing products and to introduce new products and features in a timely manner to meet changing customer requirements. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products, or in enhancing its existing products. The Company's business will be adversely affected if it incurs delays in developing new products or enhancements, or if such products or enhancements do not gain market acceptance. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete.






Competition   and  Pricing.   The   information   storage  market  is  extremely
competitive. Companies such as UNISYS, Data General Corporation, Digital Equipment Corporation, EMC Corporation, IBM Corporation, IPL, Hewlett-Packard, Micro Technology, NCR Corporation, Storage Technology, Sun Microsystems, and more than 100 other public and private companies provide disk arrays for a wide variety of computer systems, workstations and PCs. Although SCC is currently unaware of any other vendor offering an asynchronous transfer RAID 7 disk array, many of the Company's competitors benefit from greater market recognition and have greater financial, research and development, production and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully against existing companies or future entrants to the marketplace. Furthermore, reductions in the price of competitive products, changes in discount levels or announcements by the Company's competitors of new generations of high-performance systems may adversely affect sales of the Company's products.

Licenses, Patents and Trademarks. The Company will rely on copyright, patent, trade secret and trademark law, as well as provisions in its license, distribution and other agreements, in order to protect its intellectual property rights. SCC holds numerous patents protecting aspects of its proprietary technology and also has numerous patents pending in foreign countries. No assurance can be given that any patents previously, or hereafter issued will provide protection for the Company's competitive position. Although the Company intends to protect its patent rights vigorously, there can be no assurance that these measures will be successful. Additionally, no assurance can be given that the claims on any patents held by the Company will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any patents previously or hereafter issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company.

         The computer industry is characterized by frequent litigation regarding copyright, patent and other intellectual property rights. While there are no currently known, pending or threatened patent or copyright claims against SCC, or any of its subsidiaries, any such claim, if resolved unsatisfactorily, could possibly have a material adverse effect on the Company's results of its operations and financial condition. There can be no assurance that such third party claims will not be asserted, or if asserted, that they will be resolved in a satisfactory manner.

Dependence on Suppliers. Certain components used in the Company's products are currently available from only a limited number of suppliers. The Company's reliance on its suppliers involves several risks, including a potential inability to obtain an adequate supply of required components, price increases, timely delivery and component quality. Although to date, the Company has been able to purchase its requirements of such components in a timely and effective manner, there is no assurance that the Company will be able to obtain its full requirements of such components in the future, or that prices of such components will not increase. While the Company believes that there are several alternatives and other suppliers of its components, the Company's inability to obtain sufficient limited source components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which could have a material adverse effect on the Company's operations.

Key Personnel. The ability of the Company to maintain its competitive position will depend on its ability to attract and retain highly qualified development and management personnel. The competition for such personnel is intense, and while the Company's human resources are currently adequate in these areas, there is always a risk of departure of key employees. The loss of a significant group of key personnel would adversely affect the Company's business and operations.

Potential Fluctuations in Quarterly Results. The Company's quarterly operating results may vary, depending upon factors such as the timing of large orders and new product announcements. The Company's expense levels are based, in part, on its expectations as to future revenue. If revenue levels are below expectations, operating results are likely to be adversely affected. In addition, the Company's operating results may fluctuate as a result of increased competition, delays in new product introduction and market acceptance of its new products.











Concentration of Ownership; Control. At May 16, 1996, the executive officers and directors of SCC beneficially owned approximately 44.60% of the outstanding shares of SCC Common Stock. In addition, a trust established for the benefit of the children of Theodore J. Goodlander, CEO and President of SCC, owns approximately 30.93% of the outstanding shares of SCC Common Stock. Although Mr. Goodlander does not exercise any voting control over such shares, the trust may vote with Mr. Goodlander and effectively control the management and affairs of SCC. Thus, any new SCC shareholders probably will own a number of shares of SCC Common Stock which will be insufficient to permit them to influence or control the management or policies of the Company. Presently, Theodore J. Goodlander, CEO and President of SCC, directly owns approximately 37.61% of the outstanding shares of SCC and will continue to directly own approximately 37.61% of the outstanding shares of the Company after the effectiveness of the Registration Statement. See "Selling Stockholders."


Authorization of Additional Securities. SCC's Certificate of Incorporation, currently authorizes the issuance of 25,000,000 shares of Common Stock. As of May 16, 1996, (without giving effect to possible option exercises), there were 10,636,341 shares of Common Stock issued and outstanding. The remaining authorized, but unissued shares of Common Stock (after appropriate reservation for the issuance of shares upon full exercise of outstanding warrants and options, and future grants under SCC's Amended and Restated Stock Incentive
Plan), may be issued from time to time by SCC's Board of Directors without stockholder approval. To the extent that additional shares of Common Stock are issued, dilution to the interest of SCC's stockholders will occur. Additionally, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices for the Common Stock and could impair SCC's ability to raise additional capital through the sale of its equity securities.

Possible Issuances of Preferred Stock. SCC may issue up to 1,000,000 shares of Preferred Stock in the future without further shareholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors of SCC may determine. The rights of the holders of the SCC's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of SCC.

Additional Financing Requirements. SCC's long-term continued operations depend upon cash flows from operations, if any, and the availability of additional equity or debt financing. In light of SCC's current cash and working capital positions, and the cash requirements of marketing expenditures which would be necessary in order to position SCC to continue to operate on a positive cash-flow basis while being able to sustain its continued rapid expansion and growth, it is uncertain that SCC would be able to generate sufficient cash flows from operations to sustain and continue to fund such rapid growth and expansion without an additional equity offering in the future. Any subsequent equity offerings would dilute SCC's then current shareholders. However, SCC's management believes that it currently has sufficient working capital and credit availability to effectively operate for the next 12 months.

Limited Liability of Directors and Officers. The Company, in its Certificate of Incorporation and By-laws, as amended and restated, has adopted certain provisions of Delaware General Corporation Laws (DGCL), which afford its directors and officers limited liability and/or indemnification in certain circumstances. The availability of these protections may, in some cases, affect the Company's response to unsolicited attempts by third parties to take over or otherwise gain control of the Company.

THE POTENTIAL OF THE COMPANY TO EARN PROFITS MUST BE CONSIDERED IN LIGHT OF ALL OF THE FOREGOING RISK FACTORS.







                              SELLING STOCKHOLDERS


         The following table provides certain information with respect to the Selling Stockholders and their beneficial ownership of securities of the Company, including information as to the Common Stock being registered on behalf of the Selling Stockholders for sale by them. Except as otherwise noted, each party included in the table has sole voting and investment power with respect to the shares beneficially owned.


                                                                PERCENT OWNED
          NAME AND ADDRESS              AMOUNT AND NATURE       PRIOR TO THE     NUMBER OF SHARES   SHARES OWNED AFTER
        OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP      OFFERING       OFFERED HEREBY      THE OFFERING (1)
        -------------------          -----------------------      --------       --------------      ----------------



Norunn Heilevang                                                   2.07%            220,000               0
8 Nigel Lane                                220,000(2)
Nashua, NH 03062


Shigeho Inaoka                              504,300(3)             4.74%            504,300               0
2 Chome-16-7
Yuwato Minami Komae-Shi
Tokyo, Japan F201


  All other shares being registered       1,593,900              14.99%            1,593,900              0
  hereunder as a group(4)
Totals                                    2,318,200              21.80%            2,318,200              0



- -----------

     (1) Certain Selling Stockholders may elect not to sell all or any portion of the Securities owned by such Stockholders at this time or at any time in the future.
     (2) Does not include 50,000 shares of Common Stock issuable upon exercise of options granted under SCC's Restated and Amended Stock Incentive Plan.
     (3) Includes 252,700 shares of Common Stock held by TechnoGraphy Inc., for which Mr. Inaoka is an executive officer and in which he owns a controlling interest. Does not include 10,000 shares of Common Stock issuable upon exercise of options granted under SCC's Amended Plan.
     (4) See footnotes (1)-(3), above.









================================================================================

No dealer, sales representative or any other person has been authorized to give information or make any representation not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Security Holder, or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.















================================================================================




















                                2,318,200 SHARES





                          STORAGE COMPUTER CORPORATION
                                  COMMON STOCK








                               ------------------
                                   PROSPECTUS
                               ------------------



                                  May 21, 1996











                              PLAN OF DISTRIBUTION




         The Company is advised that, pursuant to the terms of this Prospectus, the Selling Stockholders are offering from time to time, in whole or in part, an aggregate of 2,318,200 shares of Common Stock for resale hereunder for their own account at such prices and on such terms as are available at the time of sale. The proceeds from any sales of Common Stock offered hereby by the Selling Stockholders will not be received by the Company.


         The Company understands that any distribution of securities by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed, re-allowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions, in special offerings, in exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

         The Selling Stockholders and underwriters, brokers, dealers or agents, upon effecting the sale of the securities, may be deemed to be an underwriter, as that term is defined by the Securities Act of 1933, as amended, and any profit on any resale of securities may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

         The Company will file during any period in which offers or sales are being made one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change in such information.


                                  LEGAL MATTERS


         The legality of the securities offered hereby will be passed upon for the Company by Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts 02110. Thomas A. Wooters, Esq., a partner of Peabody & Arnold, is Secretary of SCC. An Individual Retirement Account for the benefit of Thomas A. Wooters currently owns 1,428 shares of SCC Common Stock. In addition, a Keough account for the benefit of Paul J. Ayoub, Esq., a partner of Peabody & Arnold, currently owns 1,000 shares of SCC Common Stock. On September 1, 1992, SCC issued options to purchase 10,000 shares of SCC Common Stock to Peabody & Arnold at a purchase price of $.10 per share.


                                     EXPERTS


         The consolidated financial statements of Storage Computer Corporation and subsidiaries for the years ended December 31, 1995 and 1994, have been incorporated herein by reference in reliance upon the report of Richard A. Eisner & Company, LLP, independent certified public accountants, given upon their authority as experts in accounting and auditing.










                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION *



         Securities and Exchange Commission Registration Fee    $      7,099


         Legal Fees and Expenses                                $      5,000

         Accounting Fees and Expenses                           $      5,000

         Miscellaneous                                          $      2,500



TOTAL EXPENSES                                                  $     19,599




*All amounts other than the Registration Fee are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors in certain circumstances. As permitted by amendments to the Delaware General Corporation Law effective in July 1986, the Registrant has included a provision in its Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Registrant and its stockholders to recover monetary damages from a director of the Registrant for breach of fiduciary duty as a director. Additionally, the Registrant's By-Laws contain provisions that the Company must indemnify and make advances to officers and directors, for all liabilities which they incur in discharging claims made against them for their activities as a director or officer of the Registrant which are incurred during their tenure with the Company, except claims brought against an employee, officer or director, which are based upon acts of the employee, officer or director, which were not performed in "good faith".


Limitation of Personal Liability of Directors. The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) violation of certain provisions of the DGCL with respect to unlawful distributions to stockholders, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission prior to the adoption of such a provision in the certificate of incorporation. The SCC Charter contains a provision eliminating the personal liability of its directors for monetary damages to the extent permitted under Delaware law.






Indemnification of Directors and Officers. Under the DGCL, a corporation may not indemnify any director, officer, employee or agent made, or threatened to be made party to any threatened, pending or completed proceeding, unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The SCC By-Laws contain provisions which require SCC to indemnify such persons to the full extent permitted by the DGCL.

The DGCL also establishes several mandatory rules for indemnification. In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees.

The DGCL and the SCC By-Laws state that a determination must be made that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made by (i) a majority vote of a quorum of disinterested directors, (ii) independent legal counsel (selected by the disinterested directors) or (iii) the stockholders.

The DGCL and the SCC By-Laws require SCC to advance reasonable expenses to a director or officer after such person provides an undertaking to repay the corporation if it is determined that the required standard of conduct has not been met. In addition, the SCC By-Laws permit SCC to advance expenses to other employees and agents in a similar manner.

The indemnification and advancement of expenses described above under the DGCL is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.  EXHIBITS

     (a) Exhibits


 EXHIBIT
   NO.                                      DOCUMENT
 ------                                     --------


 5.1*    Opinion of Peabody & Arnold, counsel to the Registrant.
23.1*    Consent of Peabody & Arnold (included in Exhibit 5.1 hereto).
23.2*    Consent of Richard A. Eisner & Company, LLP, independent auditors.
23.3     Consent of Richard A. Eisner & Company, LLP, independent auditors, dated July 23, 1996.
24.1*    Power of Attorney (included on signature page).

- ---------

*Previously filed






ITEM 17.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"),

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of filing a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No.2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on the 10th day of September, 1996.




                                          STORAGE COMPUTER CORPORATION


                                          By:   /s/ Theodore J. Goodlander
                                          --------------------------------------
                                          Theodore J. Goodlander, President










                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore J. Goodlander and Thomas A. Wooters, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



   SIGNATURE                                          TITLE                                                 DATE
   ---------                                          -----                                                 ----



/s/ Theodore J. Goodlander          President, Chief Executive Officer and Chairman of the Board
- -------------------------------     of Directors (Principal Executive Officer, Principal
    Theodore J. Goodlander          Financial Officer and Principal Accounting Officer)                 September 10, 1996



            *
- ------------------------------      Director                                                            September 10, 1996
    Shigeho Inaoka



* /s/ Theodore J. Goodlander
  -------------------------------
    Theodore J. Goodlander,
    Attorney-in-fact

